UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2015

TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-11919 (Commission File Number)	84-1291044 (I.R.S. Employer Identification Number)

9197 S. Peoria Street, Englewood, CO	80112-5833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 20, 2015, TeleTech Holdings, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, stockholders voted on the following proposals:

1.              The election of seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.  Each director was elected with the votes cast as follows:

Nominee	For	Withheld	Broker Non-Votes
Kenneth D. Tuchman	44,887,688	14,244	1,742,316
James E. Barlett	45,308,227	12,744	1,742,316
Tracy L. Bahl	45,255,308	13,578	1,742,316
Gregory A. Conley	45,308,430	13,282	1,742,316
Robert N. Frerichs	45,308,285	13,385	1,742,316
Marc L. Holtzman	45,285,092	13,385	1,742,316
Shrikant Mehta	45,183,887	13,283	1,742,316

2.                    The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.  The appointment was ratified with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
46,862,757	439,331	17,710	—

3.                    The approval, on an advisory basis, of the compensation of the Company’s named executive officers.  The compensation was approved, on an advisory basis, with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
45,484,917	75,343	17,222	1,742,316

99.79% of shares that voted and 94.04% of shares outstanding voted in favor the Company’s named executive officers’ compensation.

4.                    The re-approval of the TeleTech 2010 Equity Plan, previously approved in 2010.  The re-approval was approved, with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
45,160,631	402,810	14,041	1,742,316

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TeleTech Holdings, Inc.
(Registrant)

Date: May 20, 2015	By:	/s/ Margaret B. McLean
Margaret B. McLean, Senior Vice President, General Counsel & Corporate Secretary